Exhibit 99.1

PRESS RELEASE                                        SOURCE: BLUE HOLDINGS, INC.

             BLUE HOLDINGS, INC. COMPLIES WITH MARKETPLACE RULE 4350

Tuesday June 19, 6:00 am ET

COMMERCE, Calif.--(BUSINESSWIRE)--Blue Holdings, Inc. (NASDAQ: BLUE), today announced that it is in compliance with Marketplace Rule 4350.

On May 11, 2007, the Company entered into a letter of intent with Mr. William Adams which contemplated a co-branding agreement for the creation of a collection of premium denim and denim-related apparel under the name "I.Am Antik", and a joint venture agreement pursuant to which the parties will design, develop, market, manufacture and distribute apparel products bearing the "I.Am" trademark. The letter of intent also contemplated a consulting arrangement with Mr. Adams with respect to design, marketing and promotional services. As consideration for these services, the Company issued 175,000 shares of common stock to Mr. Adams, with an additional 81,250 shares of common stock to be issued on each one year anniversary for 4 years. Additionally, Mr. Adams may receive additional shares of the Company's common stock upon achieving certain milestones based on net sales. In accordance with NASDAQ's shareholder approval rules, each issuer is required to get shareholder approval prior to any compensation arrangement pursuant to which stock maybe acquired by a consultant.

On June 12, 2007, the Company finalized a letter agreement with Mr. Adams restricting (a) the sale, disposition or transfer of the issued shares; (b) the voting power of the issued shares; and (c) the participation of the issued shares in any economic distribution by the Company unless and until shareholder approval is obtained. Additionally, the parties agreed that no future issuance of shares would occur unless and until shareholder approval is obtained.

The Company expects to receive formal shareholder approval of the letter of intent, the contemplated definitive agreements and the issuance of all contemplated shares at its annual shareholder meeting on Thursday, June 21, 2007.

On June 18, 2007, the Company received a NASDAQ Staff Deficiency Letter indicating that it had previously fallen out of compliance with the shareholder approval rules set forth in Marketplace Rule 4350(i)(1)(A). However, by providing the letter agreement with Mr. Adams, the NASDAQ Staff has determined that the Company has regained compliance with the Rule and this matter is now closed.

ABOUT BLUE HOLDINGS, INC.
Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the "Antik Denim," "Yanuk," "Taverniti So Jeans," and "Faith" brands, and under its joint venture "Life and Death" brand, both in the United States and internationally. Blue Holdings currently sells men's, women's and children's styles. Antik Denim, Yanuk, Taverniti So, Life and Death and Faith jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

Forward-Looking  Statements

Except for historical information contained herein, the statements in this release are forward looking and made pursuant to the safe harbor provisions of


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the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements included in this release include statements related to the Company's expectations with respect to the results of voting at its annual shareholders meeting. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as may be detailed from time to time in Blue Holdings' filings with the United States Securities and Exchange Commission. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Contact:

Blue Holdings, Inc.
Larry Jacobs, CFO 323-725-5555
Larry.jacobs@blueholdings.com
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or
Integrated Corporate Relations
Andrew Greenebaum or Patricia Dolmatsky, 310-954-1100 agreenebaum@icrinc.com or dolmatsky@icrinc.com
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